As filed with the Securities and Exchange Commission on July 9, 2002

                                                      Registration No. 333-55100
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                        MAIN STREET AND MAIN INCORPORATED
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                            11-2948370
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)


                         5050 N. 40TH STREET, SUITE 200
                             PHOENIX, ARIZONA 85018
               (Address of Principal Executive Offices)(Zip Code)


                        MAIN STREET AND MAIN INCORPORATED
          Main Street and Main Incorporated 401(k) Profit Sharing Plan
                            (Full Title of the Plan)


                               BART A. BROWN, JR.
                             CHIEF EXECUTIVE OFFICER
                        MAIN STREET AND MAIN INCORPORATED
             5050 N. 40TH STREET, SUITE 200, PHOENIX, ARIZONA 85018
                                 (602) 852-9000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)


                                   COPIES TO:

                              ROBERT S. KANT, ESQ.
                              BRIAN H. BLANEY, ESQ.
                             GREENBERG TRAURIG, LLP
                        2375 E. Camelback Road, Suite 700
                             Phoenix, Arizona 85016
                                 (602) 445-8000

     This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

================================================================================

     Main Street and Main Incorporated, a Delaware corporation (the "Company"), previously filed a Registration Statement on Form S-8 (Registration No. 333-55100) (the "Registration Statement") registering shares of common stock of the Company under the Company's 401(k) Profit Sharing Plan. Pursuant to the Company's undertaking in the Registration Statement, this post-effective amendment is being filed by the Company to deregister all of its remaining common stock registered pursuant to the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on this 8th day of July, 2002.

                                        MAIN STREET AND MAIN, INCORPORATED

                                        By: /s/ Bart A. Brown, Jr.
                                            ------------------------------
                                            Bart A. Brown, Jr.
                                            Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                        POSITION                     DATE
          ---------                        --------                     ----

/s/ John F. Antioco*             Chairman of the Board              July 8, 2002
------------------------------
John F. Antioco


/s/ Bart A. Brown, Jr.           Chief Executive Officer and        July 8, 2002
------------------------------   Director (Principal Executive
Bart A. Brown, Jr.               Officer)


/s/ William G. Shrader*          President, Chief Operating         July 8, 2002
------------------------------   Officer, and Director
William G. Shrader


/s/ Michael Garnreiter           Executive Vice President           July 8, 2002
------------------------------   (Principal Financial and
Michael Garnreiter               Accounting Officer), Chief
                                 Financial Officer, and Treasurer


/s/ Jane Evans*                  Director                           July 8, 2002
------------------------------
Jane Evans


/s/ John C. Metz*                Director                           July 8, 2002
------------------------------
John C. Metz


/s/ Debra Bloy*                  Director                           July 8, 2002
------------------------------
Debra  Bloy


*By: /s/ Bart A. Brown, Jr.
     ------------------------------
     Bart A. Brown, Jr.
     Attorney-in-fact